UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

(800) 466-6059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 11, 2025, Aligos Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 2,103,307 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of 1,427,000 shares of voting Common Stock (the “Voting Common Stock”) and 676,307 shares of non-voting Common Stock (the “Non-Voting Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,922,511 shares of Voting Common Stock and (iii) accompanying warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to an aggregate of 2,012,909 shares of Voting Common Stock (collectively, the “Private Placement”). The combined price per Share and accompanying Common Warrant is $26.0825 and the combined price per Pre-Funded Warrant and accompanying Common Warrant is $26.0824. The closing of the Private Placement is expected to occur on February 13, 2025 (the “Closing”).

Each Common Warrant has an exercise price per share of $26.02, became immediately exercisable on the date of issuance, and will expire on February 13, 2032. Each Pre-Funded Warrant has a nominal exercise price per share of $0.0001, became immediately exercisable on the date of issuance and will remain exercisable until exercised in full. A holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant or Common Warrant to the extent that the holder would beneficially own more than 4.99% or 9.99% (as elected by the holder prior to the issuance of such Pre-Funded Warrant and Common Warrant, as applicable) of the number of shares of the Common Stock outstanding immediately prior to or after giving effect to such exercise (the “Ownership Limit”), as such percentage ownership is determined in accordance with Section 13(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease its Ownership Limit, but in no event may the Ownership Limit exceed 19.99%.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant and Common Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The aggregate gross proceeds to the Company from the Private Placement are approximately $105 million, before deducting the placement agents’ fees and other offering expenses and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants and Common Warrants.

Pursuant to the Purchase Agreement, the Company has agreed not to issue any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, until the earlier of (i) the business day immediately following the date the Registration Statement (defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) 60 days after the Closing.

Subject to the terms of the Purchase Agreement, the Company may elect to exchange any outstanding pre-funded warrants held by the Purchasers, for shares of Non-Voting Common Stock. The Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions.

The foregoing summaries of the Private Placement, the Securities issued in connection therewith and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of the Pre-Funded Warrant and Common Warrant and the Purchase Agreement are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Registration Rights Agreements

In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers at the Closing in the form attached to the Purchase Agreement. Pursuant to the Registration Rights Agreement, among other things, the Company will file a resale registration statement (the “Registration Statement”) with the SEC no later than 45 days after the Closing to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within certain timeframes set forth in the Registration Rights Agreement. The Company will also, among other things, indemnify the Purchasers, their members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and to pay registration and filing fee expenses incurred in connection with registrations pursuant to the Registration Rights Agreement.

In addition, in connection with the Private Placement the Company agreed to into a registration rights agreement with Baker Brothers Life Sciences, L.P. (together with its Affiliates, the “Lead Investor”) (the “Lead Investor Registration Rights Agreement”). Pursuant to the Lead Investor Registration Rights Agreement, among other things, the Company will file a resale registration statement with the SEC following demand by the Lead Investor to register the resale of shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of Non-Voting Common Stock and any other securities of the Company held by the Lead Investor (provided that such demand shall not be made earlier than the three-month anniversary of the Closing). The Company will use its reasonable best efforts to cause the registration statement to be declared effective by the SEC as promptly as practicable after filing. The Company has also agreed, among other things, to indemnify the Lead Investor and, as applicable, it’s officers, directors, and constituent partners, and legal counsel from certain liabilities and to pay registration and filing fee expenses incurred in connection with registrations pursuant to the Lead Investor Registration Rights Agreement.

The foregoing summaries of the Registration Rights Agreement and the Lead Investor Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of the Registration Rights Agreement and the Lead Investor Registration Rights Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Letter Agreement

In connection with the Private Placement, the Company also agreed to enter into a letter agreement with the Lead Investor at the Closing (the “Letter Agreement”), pursuant to which, the Lead Investor will have the right to nominate and recommend the election of one individual to the board of directors (the “Board”) of the Company (the “First Designee”) for so long as the Lead Investor owns at least 5.5% of the outstanding Voting Common Stock. The Lead Investor shall also have the right to nominate and recommend the election of a second individual to the Board (the “Second Designee”) for so long as the Lead Investor owns at least 19.9% of the outstanding Voting Common Stock, if after the election of the Second Designee there are at least seven members of the Board. The foregoing director nomination rights will terminate upon the earliest to occur of (1) such time as the Lead Investor beneficially owns less than 50% of the Securities acquired in the Private Placement, (2) the tenth anniversary of the Closing and (3) the occurrence of a Liquidation Event (as defined in the Letter Agreement”).

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document. A copy of the form of Letter Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Private Placement set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The offer and sale of the Securities and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Securities in reliance on exemptions from registration provided for under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Company relied on these exemptions from registration for based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent.

Item 7.01	Regulation FD Disclosure.

On February 12, 2025, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

10.1	Securities Purchase Agreement, dated February 11, 2025, by and among the Company and the Purchasers.

10.2	Form of Registration Rights Agreement.

10.3	Form of Lead Investor Registration Rights Agreement.

10.4	Form of Letter Agreement.

99.1	Press Release, dated February 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: February 12, 2025	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Operating Officer and Chief Financial Officer